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IBT Bancorp
Form 10-K


                            EXHIBIT 21
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SUBSIDIARIES OF THE REGISTRANT:
                              Isabella Bank and Trust
                              Wholly owned.

                              IBT  Financial Services, Inc.
                              Wholly owned











































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